Exhibit 99.1

Xcerra Announces Second Quarter Results

Second Fiscal Quarter Notables:

•	Second quarter sales of $110.3 million

•	GAAP net income of $7.9 million or $0.14 per diluted share

•	Non-GAAP net income of $10.6 million or $0.19 per diluted share

•	Record sales and earnings for a second fiscal quarter

Norwood, Mass, February 22, 2018 — Xcerra Corporation (NASDAQ:XCRA) today announced financial results for its second fiscal quarter ended January 31, 2018.

Net sales for the quarter were $110,276,000 compared to the prior quarter’s net sales of $120,286,000. GAAP net income for the quarter was $7,931,000, or $0.14 per diluted share. Excluding restructuring and related provision charges of $1,070,000, acceleration of debt financing costs of $891,000, amortization of purchased intangible assets of $137,000, and deal related expenses of $536,000, non-GAAP net income for the quarter was $10,565,000, or $0.19 per diluted share.

Dave Tacelli, president and chief executive officer, commented, “We reported record second quarter sales and profit for what is usually our seasonally slow fiscal quarter. Our sales were up nearly 40% and non-GAAP net income up approximately 200% compared to fiscal Q2FY17. Early indications for calendar 2018 are that the favorable business cycle will continue, driven by the automotive, industrial and mobility markets. In addition to the strong business environment, we gained share in all of our major product areas in calendar year 2017, and look to extend those gains in 2018.

During the fiscal year, we made an investment in a Malaysian-based handler company which will expand our addressable market. We expect to launch a new product from this investment in the second half of the calendar year.”

Third Quarter Fiscal 2018 Outlook

For the fiscal quarter ending April 30, 2018, net sales are expected to be in the range of $110 million to $115 million. Non-GAAP net income per share is expected to be in the range of $0.19 to $0.23 per share, assuming 56 million shares outstanding. The non-GAAP net income per share guidance excludes amortization of purchased intangible assets of approximately $0.1 million.

The Company will conduct a conference call tomorrow, February 23, 2018, at 8:30AM EST to discuss this release. The conference call may be accessed via telephone by dialing 877.853.5334. The call will be simulcast via the Xcerra web site http://www.xcerra.com/events-presentations.html. Audio replays of the call can be heard through March 2, 2018, via telephone by dialing 855.859.2056; conference ID number 1687266. A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at http://www.xcerra.com/events-presentations.html.

Information About Non-GAAP Measures

Xcerra supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company. Non-GAAP net income for the quarter ended January 31, 2018 excludes the amortization of purchased intangible assets, restructuring charges, and other one-time adjustments. Management believes these non-GAAP measures are useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes. A reconciliation between the Company’s GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Any statements in this presentation about future expectations, plans and prospects for the Company, financial guidance on revenue, financial operating results (including net income or loss), and earnings or loss per share, continued customer adoption of recent product introductions, product developments, potential customer expansion and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the Company’s use of the words “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “should,” “intends,” “estimates,” “seeks” or similar expressions, whether negative or affirmative. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, the fluctuations in the demand for semiconductor devices, the ability of the Company to win orders from customers for the testing and handling of their new generation semiconductor devices, the fluctuations in the demand of our customer’s devices in the marketplace, the Company’s ability to timely develop new products, options and software applications, the level of customer demand for such products, options and software applications, the Company’s ability to meet acceptance requirements for newly developed products, the conditions affecting the markets in which we compete, as well as the other important factors as are described in the Company’s filings with the U.S. Securities and Exchange Commission, including those included under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2017. The Company disclaims any intention or obligation to update any forward-looking statements after the date of this presentation.

About Xcerra

Xcerra Corporation is comprised of four businesses in the semiconductor and electronics manufacturing test markets: atg-Luther & Maelzer, Everett Charles Technologies, LTX-Credence and Multitest. The combination of these businesses creates a company with a broad spectrum of semiconductor and PCB test expertise that drives innovative new products and services, and the ability to deliver to customers fully integrated semiconductor test cell solutions. The Company addresses the broad, divergent requirements of the mobility, industrial, automotive and consumer end markets, offering a comprehensive portfolio of solutions and technologies, and a global network of strategically deployed applications and support resources. Additional information can be found at www.xcerra.com or at each product group’s website; www.atg-lm.com, www.ectinfo.com, www.ltxc.com and www.multitest.com

Investor Contact:

Richard Yerganian,

Vice President, Investor Relations

Xcerra Corporation

Tel. 781.467.5063

Email rich.yerganian@xcerra.com

Xcerra is a trademark of Xcerra Corporation.

All other trademarks are the property of their respective owners.

Source: Xcerra Corporation.

Xcerra Corporation

Consolidated Balance Sheets

(in thousands)

	January 31, 2018	July 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$118,223	$103,637
Marketable securities	52,825	57,087
Accounts receivable, net	77,138	92,963
Inventories, net	87,240	81,509
Prepaid expenses and other current assets	10,486	19,087
Assets held for sale	850	994

Total current assets	346,762	355,277

Property and equipment, net	30,091	28,509
Intangible assets, net	8,458	8,752
Goodwill	45,873	43,850
Other assets	2,191	2,225

Total assets	$433,375	$438,613

LIABILITIES AND EQUITY
Current liabilities
Current portion of long-term debt	$362	$3,779
Accounts payable	24,005	36,249
Other accrued expenses	39,843	50,262
Deferred revenues	8,123	8,085

Total current liabilities	72,333	98,375

Term Loan	2,276	17,547
Other long-term liabilities	9,203	9,012
Stockholders’ equity	347,828	313,679
Noncontrolling interest	1,735	—

Total liabilities and equity	$433,375	$438,613

Xcerra Corporation

Consolidated Statements of Operations

(in thousands, except earnings per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2018	2017	2018	2017
Net sales	$110,276	$80,124	$230,562	$160,209
Cost of sales	59,726	45,338	120,597	91,063

Gross profit	50,550	34,786	109,965	69,146
Engineering and product development expenses	16,592	15,013	33,731	30,309
Selling, general, and administrative expenses	21,986	18,084	43,271	36,545
Amortization of purchased intangible assets	137	180	294	370
Restructuring	550	299	685	406

Income from operations	11,285	1,210	31,984	1,516
Other (expense) income, net	(2,123)	1,123	(2,333)	1,443

Income before provision for (benefit from) income taxes	9,162	2,333	29,651	2,959
Provision for (benefit from) income taxes	1,388	(239)	4,176	369

Net income	$7,774	$2,572	$25,475	$2,590

Net (loss) income attributable to noncontrolling interest	$(157)	$—	$13	$—

Net income attributable to Xcerra	$7,931	$2,572	$25,462	$2,590

Basic and diluted net income per share attributable to Xcerra:
Basic net income per share	$0.14	$0.05	$0.47	$0.05
Diluted net income per share	$0.14	$0.05	$0.46	$0.05
Weighted-average common shares used in computing net income per share:
Basic	54,836	54,120	54,720	53,993
Diluted	55,450	54,562	55,659	54,472

Xcerra Corporation

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(In thousands, except per share amounts)

(unaudited)

	Three Months	Basic	Diluted	Three Months	Basic	Diluted
	Ended	Earnings	Earnings	Ended	Earnings	Earnings
	January 31, 2018	Per Share	Per Share	January 31, 2017	Per Share	Per Share
GAAP net income attributable to Xcerra	$7,931	$0.14	$0.14	$2,572	$0.05	$0.05
Legal and transaction fees	536	0.01	0.01	503	0.01	0.01
Acceleration of debt financing costs	891	0.02	0.02	—	—	—
Amortization of purchased intangible assets	137	0.00	0.00	180	0.00	0.00
Restructuring and related provisions	1,070	0.02	0.02	299	0.01	0.01

Non-GAAP net income attributable to Xcerra	$10,565	$0.19	$0.19	$3,554	$0.07	$0.07

Weighted average shares outstanding		54,836	55,450		54,120	54,562

	Six Months	Basic	Diluted	Six Months	Basic	Diluted
	Ended	Earnings	Earnings	Ended	Earnings	Earnings
	January 31, 2018	Per Share	Per Share	January 31, 2017	Per Share	Per Share
GAAP net income attributable to Xcerra	$25,462	$0.47	$0.46	$2,590	$0.05	$0.05
Legal and transaction fees	1,171	0.02	0.02	503	0.01	0.01
Acceleration of debt financing costs	891	0.02	0.02	—	—	—
Amortization of purchased intangible assets	294	0.01	0.01	370	0.01	0.01
Restructuring and related provisions	1,205	0.02	0.02	406	0.01	0.01

Non-GAAP net income attributable to Xcerra	$29,023	$0.53	$0.52	$3,869	$0.07	$0.07

Weighted average shares outstanding		54,720	55,659		53,993	54,472